Exhibit 99.1

Vireo Growth Inc. Provides Corporate Update Post Closing of All Merger Transactions

MINNEAPOLIS – June 17, 2025 – Vireo Growth Inc. (“Vireo” or the “Company”) (CSE: VREO; OTCQX: VREOF), today announced a series of corporate updates following the closing of all its previously-announced definitive merger agreements, which transformed the Company into one of the largest U.S. multi-state cannabis operators and expanded the Company’s portfolio to six states with active operations.

The Company announced that it expects pro forma revenue and adjusted EBITDA for the second quarter of 2025 to be in the range of $88 to $91 million, and $23 to $24 million, respectively. The Company’s pro forma financial performance expectations for the second quarter assume that all of the merger transactions closed on April 1, 2025. The Company is not able to estimate financial performance ranges for net income at this time given uncertainty of timing and impact of certain non-cash expenses and other accounting adjustments during its quarterly close process.

The Company also simultaneously announced that it believes its improved profitability profile is likely to help secure more favorable terms as it seeks to refinance its outstanding debt obligations. The Company’s management team has been engaged in ongoing discussions related to debt refinancing, and has signed multiple non-binding term sheets which would effectively refinance all of its outstanding senior secured debt under more favorable terms, including all recently assumed debt obligations related to its various merger transaction targets. The Company now anticipates a refinancing event will close expeditiously, and that it will have a cash position of greater than $100 million once completed.

Finally, following the closing of these transactions, the Company announced that it had 949,254,483 basic shares outstanding on an as converted basis, and 1,087,283,616 shares outstanding on a fully-diluted basis.

About Vireo Growth Inc.

Vireo was founded as a pioneer in medical cannabis in 2014 and we are fueled by an entrepreneurial drive that sustains our ongoing commitment to serve and delight our key stakeholders, most notably our customers, our employees, our shareholders, our industry collaborators, and the communities in which we live and operate. We work every day to get better and our team prioritizes 1) empowering and supporting strong local market leaders and 2) strategic, prudent capital and human resource allocation. For more information, please visit www.vireogrowth.com.

Contact Information

Joe Duxbury

Chief Accounting Officer

investor@vireogrowth.com

(612) 314-8995

Forward-Looking Statement Disclosure

This press release contains “forward-looking information” within the meaning of applicable United States and Canadian securities legislation. Forward-looking information contained in this press release may be identified by the use of words such as “should,” “believe,” “estimate,” “would,” “looking forward,” “may,” “continue,” “expect,” “expected,” “will,” “likely,” “subject to,” “transformation,” and “pending,” variations of such words and phrases, or any statements or clauses containing verbs in any future tense and includes, but may not be limited to, statements regarding expected revenue and EBITDA for the second quarter of 2025; the Company’s profitability profile; the Company’s ability to secure financing on more favorable terms in comparison to its current debt obligations; the completion of refinancing of the Company’s current debt obligations;  execution of final loan documentation; the Company’s expected cash position following a refinancing should a refinancing occur. These statements should not be read as guarantees of future performance or results. Forward-looking information includes both known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the Company or its subsidiaries to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements or information contained in this press release. Forward-looking information is based upon a number of estimates and assumptions of management, believed but not certain to be reasonable, in light of management’s experience and perception of trends, current conditions, and expected developments, as well as other factors relevant in the circumstances, including assumptions in respect of current and future market conditions, the current and future regulatory environment, and the availability of licenses, approvals and permits.

Although the Company believes that the expectations and assumptions on which such forward-looking information is based are reasonable, the reader should not place undue reliance on the forward-looking information because the Company can give no assurance that they will prove to be correct. Actual results and developments may differ materially from those contemplated by these statements. Forward-looking information is subject to a variety of risks and uncertainties that could cause actual events or results to differ materially from those projected in the forward-looking information. Such risks and uncertainties include, but are not limited to: risks related to the achievement of management’s financial performance outlook, which may not be indicative of actual results; risks related to closing of contemplated refinancing activities and the expectation that a refinancing will be on more favorable terms than the Company’s current debt obligations, and risk factors set out in the Company’s Form 10-K for the year ended December 31, 2024 and the Company’s information statement regarding the Merger Transactions, both of which are available on EDGAR with the U.S. Securities and Exchange Commission and filed with the Canadian securities regulators and available under the Company’s profile on SEDAR+ at www.sedarplus.ca. The statements in this press release are made as of the date of this release. Except as required by law, we undertake no obligation to update any forward-looking statements or forward-looking information to reflect events or circumstances after the date of such statements.

Non-GAAP Financial Measures

Vireo management occasionally refers to certain non-GAAP financial measures such as Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA in circumstances in which the Company believes that doing so provides additional perspective and insights when analyzing the core operating performance of the business. These measures do not have any standardized meaning and may not be comparable to similar measures presented by other issuers. The Company’s actual financial position and results of operations may differ materially from management’s current expectations and, as a result, revenue, EBITDA, Adjusted EBITDA, and cash on hand may differ materially from the values provided in this press release.